                                                                                            Exhibit 10.39

Amendment dated as of August 1, 2005 (this “Amendment”) to the Employment Agreement made as of the 1st day of March 2004, by and between I.C. Isaacs & Company LP, a Delaware limited partnership (“the Company”), and Jesse de la Rama, (the “Executive”). Unless otherwise indicated, all capitalized terms used in this Amendment shall have the meanings attributed thereto by the Agreement.

WHEREAS, the Executive is employed pursuant to the Agreement as the Company’s Vice President of Merchandise Planning and Retail Development; and

WHEREAS, the Company desires to modify the terms of the Executive’s employment and his responsibilities under the Agreement in the manner hereinbelow provided; and

WHEREAS, the Executive is willing to accept such modifications,

NOW, THEREFORE, in consideration of the foregoing and the mutual terms and provisions hereinafter set forth, the parties agree as follows:

1. Amendment of Section 1. The provisions of Section 1 of the Agreement are hereby deemed to have been amended, with effect from and after December 6, 2004, the date on which the Board of Directors of Isaacs (the “Board”) authorized such change (the “Board Authorization Date”), to read, as follows:

“1. Employment. The Company hereby employs the executive as Executive Vice President and Chief Operating Officer. The Executive will report to the Chief Executive Officer of the Company’s parent, I.C. Isaacs & Company, Inc. (“Isaacs”).”

2. Amendment of Section 3. The provisions of Section 3 of the Agreement are hereby deemed to have been amended with effect from and after the Board Authorization Date, to read, as follows:

“3. Base Salary. The Executive’s base salary during the Term shall be paid at a rate of $250,000 per annum. The payment of the Executive’s base salary and all other payments made and to be made to the Executive under this Agreement shall be made net of all current and lawful withholdings and deductions, including those for federal, state and local taxes.”

3. Amendment of Section 4. Section 4 of the Agreement is hereby deemed to have been amended, with effect from and after December 1, 2004, to read, as follows:

“4. Incentive Compensation. In addition to his base salary, the Executive shall be entitled to receive incentive compensation calculated and paid, as follows:

(a)  Initial Term and all Renewal Terms. The Executive shall be eligible to receive the following bonuses with respect to calendar years 2004 (to the extent provided in Section 4 of this Amendment), 2005, 2006 and each Renewal Term:

(i)  In the event that the earnings before interest and taxes achieved by Isaacs during any of such years shall be:

1) not less than 95% of, and not more than 110% of, the “EBIT Target” specified by the Company for such year, the Company shall pay the Executive a bonus of $52,500;

2) not less than 111% of, and not more than 130% of, the “EBIT Target” specified by the Company for such year, the Company shall pay the Executive a bonus of $70,000; or

3) more than 130% of the “EBIT Target” specified by the Company for such year, the Company shall pay the Executive a bonus of $87,5000;

(ii)  in the event that the increase in cash and cash equivalents reflected on the consolidated statement of cash flows contained in Isaacs’ annual audited financial statements for any of such years shall be:

1) not less than 95% of, and not more than 110% of, the “Cash Flow Target” specified by the Company for such year, the Company shall pay the Executive a bonus of $42,000;

2) not less than 111% of, and not more than 130% of, the “Cash Flow Target” specified by the Company for such year, the Company shall pay the Executive a bonus of $56,000; or

3) more than 130% of the “Cash Flow Target” specified by the Company for such year, the Company shall pay the Executive a bonus of $70,000; and

(iii)  in the event that the number of turns of the Company’s inventory during any of such years shall be:

1) not less than 95% of, and not more than 110% of, the “Inventory Turns Target” specified by the Company for such year, the Company shall pay the Executive a bonus of $10,500;

2) not less than 111% of, and not more than 130% of, the “Inventory Turns Target” specified by the Company for such year, the Company shall pay the Executive a bonus of $14,000; or

3) more than 130% of the “Inventory Turns Target” specified by the Company for such year, the Company shall pay the Executive a bonus of $17,500.

(b)  Definitions. For purposes of this Agreement, the term:

(i)  “EBIT Target” shall mean the amount that the Company shall designate as the earnings before interest and taxes that Isaacs must achieve in order for the Executive to earn the bonus described in Section 4 (a) (i) of this Agreement;

(i)  “Cash Flow Target” shall mean the amount that the Company shall designate as the cash provided by operating activities that Isaacs must achieve in order for the Executive to earn the bonus described in Section 4 (a) (ii) of this Agreement; and

(ii)  “Inventory Turns Target” shall mean the number of turns of the Company’s inventory that the Company must achieve, as designated by the Company, in order for the Executive to earn the bonus described in Section 4 (a) (iii) of this Agreement.

(c)  The EBIT Target, Cash Flow Target and Inventory Turns Target shall (i) not be greater than any of the EBIT Targets, Cash Flow Targets and Inventory Turns Targets applicable to any other senior executive of the Company; (ii) be determined by the Compensation Committee of the Board after consultation with the Executive; and (iii) be specified in writing by the Company not later than February 28, 2005 with respect to calendar year 2005, and not more than 60 days after the first day of each other year during the Initial Term and each Renewal Term with respect to such year.

(d)  Determination of the achievement of:

(ii)  the EBIT Target shall be made by adding the sum of the interest expense net of interest income, and income tax expense (but not income tax benefit) reflected on the consolidated statement of operations contained in Isaacs Financial Statements for the year in question from the line item entitled Net income” on such consolidated statement of operations;

(iii)  the Cash Flow Target shall be made by reference to the line item entitled “cash provided by operating activities” reflected on the consolidated statement of cash flows contained in the Isaacs Financial Statements for the year in question; and

(iv)  the Inventory Turns Target shall be made by reference to the quotient obtained by dividing:

1) the cost of goods sold reflected on the consolidated statement of operations contained in the Isaacs Financial Statements for the year in question by

2) the quotient derived by dividing the sum of the beginning and ending inventories for the year in question, as determined by reference to the notes to the Isaacs Financial Statements for such year, by the number 2.

(e)  Each of the bonuses described in Sections 4(a) which shall be earned during any calendar year or part thereof during the Term shall be paid not more than 10 days after the date upon which Isaacs’ Annual Report on Form 10-K for the year in question shall be filed with the SEC.”

4. Calculation of 2004 Incentive Compensation.

(a) The aggregate amount of any incentive compensation to be paid to the Executive with respect to 2004 shall be determined by calculating the amount of the incentive compensation that would have been payable pursuant to Section 4 of the Agreement as though (i) this Amendment had not been executed by the parties (the “Original Amount”), and (ii) this Agreement, as amended by this Amendment, had been in effect during all of 2004 (the “Amendment Amount”).

(b) The aggregate amount of any incentive compensation to be paid to the Executive with respect to 2004 will be the sum derived by adding 11/12 of the Original Amount to 1/12 of the Amendment Amount.

5. Amendment of Section 10. The provisions of Section 10 of the Agreement are hereby deemed to have been amended to read, as follows:

“10. Termination of Employment by the Company Without Cause. Notwithstanding the provisions of Section 2 of this Agreement, the Company may terminate the Executive’s employment as provided under this Agreement, at any time, for reasons other than for Cause by notifying the Executive in writing of such termination. If the Executive’s employment is terminated pursuant to this Section 10, the Company shall pay to the Executive, in accordance with the normal payroll practices of the Company, if such termination occurs at any time during any Renewal Term, an amount equal to the Executive’s base salary for a period of 12 months commencing on the Termination Date. Such payments shall be reduced by any compensation paid to the Executive during said 12 month period with respect to other employment or consulting services he performs for other persons or entities. In addition to the foregoing payments, the Executive’s participation in all of the Company’s benefit plans, programs, arrangements and practices, including all disability, medical, life insurance and similar programs, but excluding the Option Plan and any pension, 401-K or similar retirement income or profit sharing plans, shall continue for the 12 month period during which he shall receive such payments.”

6. Amendment of Section 11. The provisions of Section 11 of the Agreement are hereby deemed to have been amended to read, as follows:

11. “Confidential Information; Non-Competition; Non-Solicitation.

(a) The Executive agrees that during the Term of this Agreement and during the one year period following the Termination Date, if this Agreement is terminated by the Company for cause, or during any period when the Company shall make payments to the Executive pursuant to Section 10 of this Agreement, he will:

(i) not disclose to any person or use the same in any way, other than in the discharge of his duties under this Agreement in connection with the business of the Company, any trade secrets or confidential or proprietary information of the Company, including, without limitation, any information or knowledge relating to 1) the business, operations or internal structure of the Company, 2) the clients (or customers) or potential clients (or potential customers) of the Company, 3) any method and/or procedure (such as records, programs, systems, correspondence, or other documents), relating or pertaining to projects developed by the Company or contemplated to be developed by the Company, or 4) the Company’s business, which information or knowledge the Executive shall have obtained during the term of this Agreement, and which is otherwise of a secret or confidential nature;

(ii) not, directly or indirectly, within the United States, whether as a partner, proprietor, employee, consultant, agent or otherwise, participate or engage in any business that competes with, restricts or interferes with the business of the Company, including, without limitation, any business in the young men’s and women’s contemporary sportswear and jeanswear industry;

(iii) not, directly or indirectly (for his own account, or for the account of others), urge any current or potential client, customer, supplier or contractor of the Company to discontinue business, in whole or in part, or not to do business, with the Company or otherwise interfere with the Company’s relationship or potential relationship with any parties;

(iv) refrain from soliciting or recruiting any employee who was employed by the Company as of the Termination Date to leave his or her employment with the Company.

(b) The Executive expressly acknowledges and agrees that, upon leaving the employ of the Company for any reason whatsoever, the Executive shall not take with him, without prior written consent of the Company, any documents, forms or other reproductions of any data or any information relating to or pertaining to the Company, any clients (or customers) or potential clients (or potential customers) of the Company, or any other confidential information or trade secrets and will promptly return any such materials already in his possession to the Company.

(c) The Executive further expressly acknowledges and agrees that (i) the restrictions set forth in this Section 11 are reasonable in terms of scope, duration, geographic area and otherwise; (ii) the protections afforded to the Company hereunder are necessary to protect its legitimate business interests; and (iii) the agreement to observe such restrictions forms a material part of the consideration of this Agreement and the Executive’s employment by the Company.

(d) In the event that the Executive violates any of the provisions of Section 11(a) hereof, the Company’s obligation to pay any sums to the Executive pursuant to Section 10 or 13 hereof, or otherwise, and the Executive’s entitlement to exercise any options granted to him under the Option Plan, shall thereupon be terminated.

(e) The provisions of this Section 11 shall survive the termination of this Agreement.

7. New Section 13. The Agreement is hereby deemed to have been amended to add the following as Section 13 thereof:

“13. Change of Control.

(a) Anything elsewhere contained in this Agreement to the contrary notwithstanding, if Executive’s employment is terminated:

(i) other than for Cause by the Company within 90 days prior to a “Change of Control” (as defined herein), or

(ii) other than for Cause by the Company (or its successor corporation) at any time after a Change of Control, or

(iii) as a result of Executive’s resignation within 60 days following a Change of Control,

Executive shall receive, in lieu of any payments that he might otherwise be entitled to receive pursuant to Section 10 of this Agreement, an amount equal to the Executive’s base salary for a period of 12 months commencing on the Termination Date, as the case may be. All of such payments shall be made in accordance with the normal payroll practices of the Company then in effect.

(b) For purposes of this Agreement, a “Change of Control” shall occur if:

(i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than François Girbaud, Marithé Bachellerie and/or any Person directly or indirectly controlled by either or both of them, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Isaacs representing 50% or more of the total voting power represented by Isaacs’ then outstanding voting securities;

(ii) any merger or consolidation of Isaacs with any other Person that has been approved by the stockholders of Isaacs, other than a merger or consolidation which would result in the voting securities of Isaacs outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving Person) more than fifty percent (50%) of the total voting power represented by the voting securities of Isaacs or such surviving Person outstanding immediately after such merger or consolidation, or the stockholders of Isaacs approve a plan of complete liquidation of Isaacs; or

(iii) any sale, merger, dissolution or other disposition of the Company; or

(iv) any sale or other disposition, in one transaction or a series of related transactions, of all or substantially all the Company’s assets; or

(v) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” will mean directors who 1) are directors of Isaacs as of the Effective Date, or 2) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, or 3) are elected by Isaacs’ stockholders after nomination by a) a majority of the Incumbent Directors at the time of such election, or b) a committee of the Board at least a majority of which shall be Incumbent Directors.”

8. New Section 14. The Agreement is hereby deemed to have been amended to add the following as Section 14 thereof:

“14. Additional Option Plan Option. On February 10, 2005 (the “New Option Grant Date”), the Compensation Committee of the Board approved the grant to the Executive of a non-qualified stock option to purchase 75,000 shares of Common Stock (the “New Option”) pursuant to the Option Plan. The New Option shall be granted under, and shall be subject to all of the terms and conditions of, the Option Plan. The New Option shall be exercisable (a) for a period of ten (10) years commencing on the New Option Grant Date (the “New Option Term”), but only if the Executive is an active employee of he Company on each date when he exercises the New Option; and (b) at the price per share which must be applied to all non-qualified stock options granted under the Option Plan on the New Option Grant Date. The Executive’s right to purchase Common Stock pursuant to the New Option shall vest ratably on the first, second and third anniversaries of the New Option Grant Date, provided that he shall be an active employee of the Company on each of such dates.”

9. Continuation of Effectiveness of the Agreement. The Agreement, as amended by this Amendment, shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

I.C. Isaacs & Company, L.P.

By: I.C. Isaacs & Company, Inc.,
General Partner

By:     /s/  Peter J Rizzo
Peter J. Rizzo, Chief Executive officer